Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Iconix Brand Group, Inc.

New York, New York

We hereby consent to the incorporation by reference in this Registration Statement of our reports dated March 14, 2018 relating to the consolidated financial statements and financial statement schedule and the effectiveness of internal control over financial reporting, which expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2017.

/s/ BDO USA LLP

New York, New York

May 7, 2018